Exhibit 99.1

Media Contact:	Investor Relations Contact:
Mei Li	Jennifer Gianola
NetSuite Inc.	NetSuite Inc.
650.996.0191	650.627.1131
meili@NetSuite.com	jgianola@NetSuite.com

NETSUITE COMPLETES ACQUISITION OF BRONTO SOFTWARE

SAN MATEO, Calif. and DURHAM, NC—June 9, 2015—NetSuite Inc. (NYSE: N), the industry’s leading provider of cloud-based financials / ERP and omnichannel commerce software suites, today announced it has completed the acquisition of Bronto Software Inc., a cloud-based commerce marketing company.

The acquisition brings together leaders in cloud-based omnichannel commerce and marketing automation solutions. As the number one email marketing provider to retailers ranked on the Internet Retailer Top 1000, Bronto Software provides the premiere commerce marketing automation platform used by more than 1,400 brands, including Armani Exchange, Timex and Trek Bikes. NetSuite SuiteCommerce is the leading cloud-based omnichannel commerce platform, with thousands of brands leveraging the platform to drive their commerce strategies across point-of-sale, ecommerce and call center.

“With the completion of this acquisition, the industry’s leading commerce marketing system has been combined with the world’s number one cloud-based omnichannel commerce platform, bringing transformational power to businesses,” said Andy Lloyd, General Manager of Commerce Products at NetSuite. “Together, this technology can help brands to deliver relevant and consistent digital commerce experiences throughout the customer journey.”

“We’re thrilled to officially join the NetSuite team and we’re already hard at work bringing Bronto’s industry leading commerce marketing capabilities to NetSuite’s commerce solutions,” said Joe Colopy, Bronto Software CEO. “With a combined Bronto and NetSuite solution, businesses now have a single platform to better engage with their customers, drive repeat purchases and build lifelong loyalty.”

About Bronto Software

Bronto Software provides a cloud-based marketing platform for organizations to drive revenue through their email, mobile and social campaigns. Bronto is the number one ranked email marketing provider to the Internet Retailer Top 1000, with a client roster of leading brands worldwide, including Armani Exchange, Timex, Gander Mountain, Trek and Boot Barn. The company is headquartered in Durham, NC, with additional offices in London, Sydney, New York and Los Angeles. For more information, please visit www.bronto.com.

About NetSuite

Today, approximately 24,000 companies and subsidiaries depend on NetSuite to run complex, mission-critical business processes globally in the cloud. Since its inception in 1998, NetSuite has established itself as the leading provider of enterprise-class cloud financials/ERP suites for divisions of large enterprises and mid-sized organizations seeking to upgrade their antiquated client/server ERP systems. NetSuite continues its success in delivering the best cloud ERP/financials suites to businesses around the world, enabling them to lower IT costs significantly while increasing productivity, as the global adoption of the cloud is accelerating.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements relating to expectations, plans, and prospects including expectations relating to the future growth of the online retail market and the benefits that will be derived from this transaction. These forward-looking statements are based upon the current expectations and beliefs of NetSuite’s management as of the date of this release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the risk of adverse and unpredictable macro-economic conditions and risks related to the integration of the companies. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

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For more information about NetSuite, please visit www.netsuite.com.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc. Bronto is a registered service mark of Bronto Software, LLC.  Third-party trademarks mentioned are the property of their respective owners.